AGREEMENT


     This agreement (the "Agreement") is entered into as of the 16 day of April, 1999 (the "Effective Date"), by and between Justin Industries, Inc., a Texas corporation (the "Company"), and JOHN V. ROACH ("Roach").

     The Company desires that Roach accept employment by the Company and election as Chairman of the Board of Directors of the Company, and Roach desires to accept such position, upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Position. Upon the terms and subject to the conditions set forth herein, Roach accepts employment by the Company and election by the Board of Directors of the Company to serve as the Chairman of the Board of Directors of the Company. Roach shall not be required to devote his exclusive and full time services to the performance of his duties and obligations hereunder, but Roach shall devote a reasonable amount of time to such duties.

     2. Term. The term of this Agreement shall be for a period of two years from the date hereof or such shorter period as Roach may remain in the position of Chairman of the Board of Directors of the Company (the "Term"); provided, however, that the Term may be extended thereafter by the mutual agreement of the parties hereto in writing.

     3. Compensation. As compensation for services to be rendered to the Company by Roach:

          (i) The Company shall pay to Roach a base salary (the "Base Salary") at an annual rate of $18,000; paid in equal periodic installments in accordance with the Company's standard payroll policies, practices and procedures.

          (ii) The Company shall grant to Roach options to purchase 100,000 shares of the Company's common stock, par value $2.50 per share (the "Common Stock"). The options shall have a per share exercise price equal to the fair market value of the Common Stock on the date hereof. The options shall become exercisable on the second anniversary of the date of this Agreement. The options shall be subject to the terms and conditions of the Stock Option Agreement attached hereto as Exhibit A.

          (iii) The Company shall grant to Roach 40,000 shares of the Common Stock (the "Restricted Stock") in accordance with the terms and conditions of the Restricted Stock Award Agreement attached hereto as Exhibit B.

===============================================================================

     4.   Other Benefits; Expense Reimbursement.

          4.1 The Company shall reimburse Roach for all reasonable out-of-pocket expenses incurred by Roach in the course of his duties hereunder, in accordance with the Company's standard policies, practices and procedures as in effect generally from time to time with respect to a person holding an executive office with the Company.

          4.2 Roach shall be entitled to use of the Company's airplanes for business and other purposes in accordance with the Company's standard policies, practices and procedures as in effect generally from time to time.

     5. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or by express or other delivery service, addressed:

     If to Roach:


     If to the Company:

          2821 West Seventh Street
          Fort Worth, Texas 76107
          Attention: Secretary

(or such other address as specified from time to time by a party in a written notice to the other party given as provided herein).

     6. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of Texas, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas without regard to principles of conflict of laws.

     7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any successor of the Company.

     8. Amendment. This Agreement may not be amended without the written consent of both the Company and Roach.

     9.   Execution.   This Agreement is being executed in one or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       2
===============================================================================

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date written above.



                                   JUSTIN INDUSTRIES, INC.


                                   By:  /S/J. T. DICKENSON
                                      --------------------------
                                   Name:  J. T. Dickenson
                                   Title: President/CEO



                                   /S/JOHN V. ROACH
                                   -----------------------------
                                   John V. Roach

                                       3
===============================================================================

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated April 16, 1999 (the "Option Agreement"), between Justin Industries, Inc., a Texas corporation (the "Company"), and John
V. Roach (the "Optionee").

     WHEREAS, the Company and the Optionee have entered into an Agreement, dated April 16, 1999 (the "Agreement"); and

     WHEREAS, such Agreement provides for the Company to grant a stock option to the Optionee.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants to the Optionee, subject to the terms and conditions set forth hereinafter, in the Company's 1999 Performance Incentive Plan (the "Plan") and in the Agreement, an option (the "Option") to purchase from the Company 100,000 shares (the "Option Shares") of Common Stock, par value $2.50 per share, of the Company at a purchase price of $13.0625 per share.

     2. Term of Option. The Option shall expire, and all rights granted hereunder to purchase the Option Shares shall terminate, 5 years from the date of this Option Agreement.

     3. Vesting of Option. The Option shall become fully exercisable on the second anniversary of the date hereof; provided, however, that in the event of a Change in Control (as defined in the Agreement), the Option shall become fully vested and immediately exercisable.

                                      A-1
===============================================================================

     4. Exercise of Option. The Option shall be exercised, subject to the conditions set forth in Section 5 hereof, by the Optionee's delivering written notice of the exercise of the Option or any portion thereof to the Company's Treasurer (or any other officer of the Company who is designated by the Company to accept such notices on its behalf), specifying the number of shares for which it is exercised. The Option price shall be paid in full at the time of exercise either (i) in cash by United States currency or check, (ii) with the consent of the Company, by tendering to the Company Mature shares of Common Stock of the Company held by the Optionee having a fair market value equal to the Option price, or (iii) any combination of (i) and (ii), above; at the election of the Optionee, any tax due on the gain realized upon exercise of an Option may likewise be paid, with the consent of the Company, as aforesaid, and in addition, with the consent of the Company, through withholding by the Company of Option shares being exercised and having a fair market value equal to the Option price for an amount that is no more than the minimum required tax withholding. Mature shares are defined as shares owned by the Optionee for at least six months prior to the date tendered for use as payment for option shares or minimum taxes owed. Upon exercise of the Option or any portion thereof, the Company will, as promptly as practicable, issue and deliver at the Company's corporate office a stock certificate or certificates representing the Option Shares so purchased. If the Company shall determine that it is required to withhold any federal, state or local taxes as a result of the Optionee's exercise of the Option, the Company shall give notice thereof to the Optionee and the Company shall not be obligated to issue any Option Shares until the Optionee shall have paid to the Company by certified or cashier's check or paid through withholding of Option Shares, as described above, the amount of such withholding taxes.

     5. Certain Conditions to Exercise of the Option. The Option Shares delivered pursuant to the exercise of the Option may be subject to certain restrictions as provided in the Plan.

     6. Non-Assignability of Option. This Option shall not be transferable or assignable by the Optionee otherwise than as permitted by the Plan.

     7. Changes to Capital Structure. In the event of any stock dividend, stock split, combination of shares, merger, consolidation, recapitalization, reclassification or other similar capital or corporate structure change, the number of Option Shares unpurchased and remaining subject to this Option and the purchase price of such Option Shares shall be appropriately adjusted to reflect such change.

     8. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or certified, registered or express mail or overnight courier service (postage and other charges prepaid), addressed:

     If to the Optionee to:

          John V. Roach

     If to the Company to:

          Justin Industries, Inc.
          2821 West Seventh Street
          Fort Worth, Texas  76107
          Attention: Secretary


or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, and such notice or communication shall be deemed given when received if personally delivered or sent by facsimile transmission, or three days after being placed in the U.S. mail if sent by registered or certified mail, or one day after being sent by express mail or overnight courier.

     9. Miscellaneous. The Optionee shall have no rights as a shareholder of the Company or any claim to dividends with respect to any Option Shares until such Option Shares are issued to the Optionee by the Company. Nothing contained in this Option shall confer upon the Optionee any rights with respect to the Company except as specifically set forth herein.

                                      A-2
==============================================================================

     10. Incorporation of Agreement Provisions. This Option Agreement is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the same meanings set forth for such terms in the Plan.

     11. Governing Law. This Option Agreement shall be governed by and construed in accordance with the law of the State of Texas.

     12. Counterparts. This Option Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Option Agreement has been executed by the Company and the Optionee as of the date first above written.

                                   OPTIONEE:

                                   /S/JOHN V. ROACH
                                   -----------------------------
                                   John V. Roach



                                   JUSTIN INDUSTRIES, INC.


                                   By:  /S/J. T. DICKENSON
                                      --------------------------
                                   Name:  J. T. Dickenson
                                   Title: President/CEO

                                      A-3
===============================================================================

                                    EXHIBIT B

                          RESTRICTED STOCK AWARD AGREEMENT


     RESTRICTED STOCK AWARD AGREEMENT, dated April 16, 1999, between Justin Industries, Inc., a Texas corporation (the "Company"), and John V. Roach (the "Executive").

     WHEREAS, pursuant to the provisions of the Company's 1999 Performance Incentive Plan (the "Plan"), the Compensation Committee of the Board of Directors of the Company (the "Committee") administers the Plan; and

     WHEREAS, the Committee has determined that the Executive be granted a Restricted Stock Award under the Plan for the number of shares of Common Stock and upon the terms set forth below;

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1. Grant of Award. The Executive is hereby granted an award under the Plan (the "Award"), subject to the terms and conditions hereinafter set forth, with respect to 40,000 shares of Common Stock (the "Restricted Stock"). The Executive shall be issued stock certificates evidencing the shares of Restricted Stock covered by this Award. Such certificates shall be registered in the name of the Executive, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to this Award, substantially in the following form:

          The transferability of this certificate and the shares of Common Stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in the 1999 Performance Incentive Plan of Justin Industries, Inc. and the Restricted Stock Award Agreement entered into between the registered owner and Justin Industries, Inc. Copies of such Plan and Agreement are on file in the offices of Justin Industries, Inc., 2821 West Seventh Street, Fort Worth, Texas 76101.

The certificates evidencing the shares of Restricted Stock shall be held in custody by the Company or its designee until the restrictions on such shares shall have lapsed, and, as a condition of this Award, the Executive shall deliver a stock power, duly endorsed in blank, relating to the shares of Restricted Stock covered by this Award.

     2. Transfer Restrictions. Except as expressly provided in the Plan, the Restricted Stock issued with respect to this Award shall not be transferable or assignable. This Award and the Restricted Stock issued with respect to this Award may not be pledged or hypothecated or otherwise encumbered and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Award shall immediately become null and void and the shares of Restricted Stock relating thereto shall be forfeited.

                                      B-1
===============================================================================

     3. Restrictions. The restrictions on the shares of Restricted Stock shall lapse and such shares shall vest in accordance with the following schedule:

          (a) 20,000 shares of Restricted Stock shall vest at such time as the last sale price of the Common Stock in the over-the-counter market as reported by the Wall Street Journal is $16.00 per share for 10 consecutive trading days;

          (b) 10,000 shares of Restricted Stock shall vest at such time as the last sale price of the Common Stock in the over-the-counter market as reported by the Wall Street Journal is $18.00 per share for 10 consecutive trading days; and

          (c) 10,000 shares of Restricted Stock shall vest at such time as the last sale price of the Common Stock in the over-the-counter market as reported by the Wall Street Journal is $20.00 per share for 10 consecutive trading days.

Notwithstanding the foregoing, the restrictions on the shares of Restricted Stock, including vesting requirements, shall lapse at such time as a Change in Control (as defined in the Plan) shall have occurred. Shares as to which restrictions shall have lapsed shall no longer be deemed Restricted Stock. All shares of Restricted Stock as to which the restrictions thereon shall not have lapsed within five years following the date of this Agreement shall be immediately forfeited to the Company.

     4. Voting and Dividend Rights. During the period in which the restrictions provided herein are applicable to the Restricted Stock, the Executive shall have the right to vote the shares of Restricted Stock and to receive any dividends paid or other distributions made with respect thereto; provided, however, that any dividend or distribution payable with respect to Restricted Stock shall be subject to the same restrictions and shall vest and become payable or distributable to the Executive at the same time the related Restricted Stock vests pursuant to Section 3 hereof. Any such dividend or distribution shall be held by the Company for the account of the Executive, subject to forfeiture pursuant to Section 3 hereof, until such time as the related shares of Restricted Stock shall have become fully vested.

     5. Distribution Following End of Restrictions. Upon the occurrence of the vesting events provided in Section 3 hereof as to any portion of the Restricted Stock, the Company will cause a new certificate evidencing such number of vested shares of Common Stock to be delivered to the Executive, or in the case of his death to his legal representative, beneficiary or heir, free of the legend regarding transferability set forth in Section 1.

                                      B-2
===============================================================================

     6. Tax Withholding. The obligation of the Company to deliver any certificate to the Executive pursuant to Sections 1 and 5 hereof shall be subject to the receipt by the Company from the Executive of any withholding taxes required as a result of the grant of the Award or lapsing of restrictions thereon. Subject to the consent of the Committee, the Executive may satisfy all or part of such withholding tax requirement by electing to require the Company to purchase that number of unrestricted shares of Common Stock designated by the Executive at a price equal to the last sale price or closing "asked" price of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automatic Quotation System or other national quotation service on the date of lapse of the restrictions or, if no such sale of Common Stock is reported on such day, on the next preceding day on which trading occurred.

     7. Securities Laws Requirements. The Company shall not be required to issue shares pursuant to the Award unless and until (a) such shares have been duly listed upon each stock exchange, if any, on which the Common Stock is then registered; and (b) the Company has complied with applicable federal and state securities laws. The Committee may require the Executive to furnish to the Company, prior to the issuance of any shares of Restricted Stock in connection with this Award, an agreement, in such form as the Committee may from time to time deem appropriate, in which the Executive represents that the shares acquired by him under the Award are being acquired for investment and not with a view to the sale or distribution thereof.

     8. Incorporation of Plan Provisions. This Agreement is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein, and receipt of a copy of the Plan is hereby acknowledged by Executive. Capitalized terms not otherwise defined herein shall have the same meanings set forth for such terms in the Plan.

     9. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company, (b) shall be governed by the laws of the State of Texas, and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Company and the Executive. No contract or right of employment shall be implied by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                   JUSTIN INDUSTRIES, INC.


                                   By:  /S/J. T. DICKENSON
                                      --------------------------
                                   Name:  J. T. Dickenson
                                   Title: President/CEO


                                   EXECUTIVE:

                                   /S/JOHN V. ROACH
                                   -----------------------------
                                   John V. Roach

                                      B-3